The following tables summarize, on a pro forma basis, the unaudited combined results of operations of the Company and Celestial as though the Acquisition occurred as of the beginning of the periods presented. The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the transaction. The Company presents the pro forma results of operations for informational purposes only. The pro forma results of operations are not necessarily indicative of what the Company's results of operations would have been had the Company completed the Acquisition as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

APOLLO CAPITAL GROUP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010

	Historical			Pro Forma	Historical
	Apollo	Pro Forma		Apollo	Celestial	Pro Forma		Pro Forma
	Capital Group	Adjustment		Capital Group	Investments Ltd.	Adjustments		Consolidated

ASSETS

Current Assets:
Cash and cash equivalents	$525	$-		$525	$-	$-		$525

Total Current Assets	525	-		525	-	-		525

Investment in subsidiary	166,447	(166,447	)A	-	-	-		-

Total Assets	$166,972	$(166,447)		$525	$-	$-		$525

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$34,353	$-		$34,353	$342	$-		$34,695

Total Current Liabilities	34,353	-		34,353	342	-		34,695

Loan payable - stockholders	90,000	-		90,000	26,119	(26,119	)B	90,000

Total Liabilities	124,353	-		124,353	26,461	-		124,695

Stockholders' Deficit:

Common stock	16,645	-		16,645	2	5,998	C,D	22,645

Additional paid in capital	259,446	(166,447	)A	92,999	-	(6,342	)B,C,D	86,657

Accumulated deficit	(233,472)	-		(233,472)	(26,463)	26,463	D	(233,472)

Total Stockholders' Deficit	42,619	(166,447)		(123,828)	(26,461)	26,119		(124,170)

Total Liabilities and Stockholders' Deficit	$166,972	$(166,447)		$525	$-	$-		$525

Description of the pro forma adjustments:
A - To record spin-off of non-controlling interest in Alpha Music Mfg. Corp. to the former Apollo shareholders
B – To record forgiveness of Celestial stockholder debt ($26,119) upon consummation of the acquisition transaction
C – To record this issuance of 6,000,000 shares of Apollo capital stock ($6,000) in exchange for 100% of the shares of Celestial.
   The transaction is accounted for as a merger between entities under common control.
D – To record the elimination of Celestial capital stock acquired ($2) in consolidation

APOLLO CAPITAL GROUP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	Historical			Pro Forma	Historical
	Apollo	Pro Forma		Apollo	Celestial	Pro Forma		Pro Forma
	Capital Group	Adjustment		Capital Group	Investments Ltd.	Adjustments		Consolidated

Sales	$112,419	$(112,419	)(i)	$-	$-	$-		$-

Cost of Sales	74,056	(74,056	)(i)	$-	-	-		-

Gross Profit	38,363	(38,363	)(i)	$-	-	-		-

General and administrative
expenses	251,643	(178,599	)(i)	$73,044	26,463	-		99,507

Operating loss	(213,280)	140,236		(73,044)	(26,463)	-		(99,507)

Other income (expense)
Interest income (expense)	(619)	3,781	(i)	$3,162	-	-		3,162

Loss before income taxes
Income tax expense		-		34,353	342	-		34,695
Net profit (loss)	$(213,899)	$144,017		$(69,882)	$(26,463)	$-		$(96,345)

Basic and diluted income
(loss) per common share	$(0.01)							$(0.00)

Basic and diluted weighted
average shares outstanding	15,633,141					6,000,000	(ii)	21,633,141

Description of the pro forma adjustments:
(i) — To record spin-off of non-controlling interest in Alpha Music Mfg. Corp. to the former Apollo shareholders on January 1, 2009
(ii) - To record this issuance of 6,000,000 shares of Apollo capital stock ($6,000) in exchange for 100% of the shares of Celestial

APOLLO CAPITAL GROUP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	Historical			Pro Forma	Historical
	Apollo	Pro Forma		Apollo	Celestial	Pro Forma		Pro Forma
	Capital Group	Adjustment		Capital Group	Investments Ltd.	Adjustments		Consolidated

Sales	$38,354	$(38,354	)(i)	$-	$-	$-		$-

Cost of Sales	27,887	(27,887	)(i)	-	-	-		-

Gross Profit	10,467	(10,467	)(i)	-	-	-		-

General and administrative
expenses	251,352	(136,173	)(i)	115,179	26,463	-		141,642

Operating loss	(240,885)	125,706		(115,179)	(26,463)	-		(141,642)

Other income (expense)
Forgiveness of debt	1,793	(1,793	)(i)	-	-	-		-
Gain on deconsolidation
of subsidiary shares	357,712	(357,712)(ii)		-	-	-		-
Interest expense	(3,662)	2,162	(i)	(1,500)	-	-		(1,500)

Loss before income taxes
Income tax expense	34,353	-		34,353	342	-		34,695
Net profit (loss)	$114,958	$(126,075)		$(116,679)	$(26,463)	$-		$(143,142)

Basic and diluted income
(loss) per common share	$0.01							$(0.01)

Basic and diluted weighted
average shares outstanding	16,644,659	-				6,000,000	(iii)	22,644,659

Description of the pro forma adjustments:
(i) — To record spin-off of non-controlling interest in Alpha Music Mfg. Corp. to the former Apollo shareholders on January 1, 2010
(ii) - to eliminate the Gain recorded upon deconsolidation of Alpha Music Mfg. Corp.
(iii) - To record this issuance of 6,000,000 shares of Apollo capital stock ($6,000) in exchange for 100% of the shares of Celestial